UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/14/2015

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

225 LIBERTY STREET
29th FLOOR
NEW YORK, NEW YORK 10281
(Address of principal executive offices, including zip code)

(800) 735-3362
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2015, the Board of Directors of First Data Corporation (FDC) appointed Matthew Cagwin, 40, as Vice President and Chief Accounting Officer of FDC. Mr. Cagwin has served as Vice President, Financial Reporting, Policies and Sarbanes Oxley at FDC since February 2014. Before joining FDC, Mr. Cagwin served as Vice President, Financial Services and Strategic Finance Initiative at Coca-Cola Enterprises from 2010 to 2014 and was Assistant Controller at Coca-Cola Enterprises from 2009 to 2010.

In connection with Mr. Cagwin's appointment, FDC did not: (1) enter into any material plan, contract or arrangement with Mr. Cagwin, (2) enter into any material amendment of any plan, contract or arrangement to which Mr. Cagwin was a party prior to his appointment, or (3) grant any award or modify any award granted to Mr. Cagwin prior to his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: January 21, 2015	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary